Exhibit 11
                      Microware Systems Corporation
             Computation of Net Earnings (Loss) per Share (1)
            (Amounts in thousands, except per share amounts)

                                     Three months ended     Nine months ended
                                         December 31,          December 31,
                                     --------------------  -------------------
                                        1997        1996     1997       1996
                                     --------   --------   --------   --------
Basic EPS:
   Net (loss) earnings               ($2,745)     ($615)   ($8,513)      $899
                                     ========   ========   ========   ========

   Weighted average number of
       common shares outstanding       14,508     13,859     14,327     13,339
                                     ========   ========   ========   ========

   Basic (loss) earnings per share     ($0.19)    ($0.04)    ($0.59)     $0.07
                                     ========   ========   ========   ========


Diluted EPS:
   Net (loss) earnings                ($2,745)     ($615)   ($8,513)      $899
                                     ========   ========   ========   ========

   Weighted average number of
       common and common equivalent
       shares outstanding:
          Common shares                14,508     13,859     14,327     13,339
          Options (2)                       -          -          -      1,440
          Warrants (2)                      -          -          -        387
                                     --------   --------   --------   --------
                                       14,508     13,859     14,327     15,166
                                     ========   ========   ========   ========

   Diluted (loss) earnings per share   ($0.19)    ($0.04)    ($0.59)     $0.06
                                     ========   ========   ========   ========

   (1)See Note 1 of Notes to the Consolidated Financial Statements.

   (2) Warrants and options are not assumed exercised in loss periods as they would be antidilutive.